Exhibit 5.8
April 16, 2010
Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453
Foley Hoag LLP
Seaport West
155 Seaport Boulevard
Boston, Massachusetts 02210
Re:	Registration Statement on Form S-4 for $100,000,000 aggregate principal amount of Inverness Medical Innovations, Inc.’s 7.875% Senior Notes due 2016 issued in exchange for $100,000,000 aggregate principal amount of 7.875% Senior Notes due 2016
Ladies and Gentlemen:
     We have acted as Louisiana counsel to Kroll Laboratory Specialists, Inc., a Louisiana corporation (the “Louisiana Guarantor”), which is an indirect wholly-owned subsidiary of Inverness Medical Innovations, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-4 (the “Registration Statement”) being filed by the Company, and certain subsidiaries of the Company, including the Louisiana Guarantor, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) for the registration of the offer (the “Exchange Offer”) to exchange up to $100 million aggregate principal amount of the Company’s 7.875% Senior Notes due 2016 (the “New Notes”), together with the guarantees of the New Notes by the Louisiana Guarantor and the other such subsidiaries (the “New Guarantees”), for a like amount of the Company’s existing 7.875% Senior Notes due 2016 issued on September 28, 2009 (the “Old Notes”), together with the guarantees of the Old Notes by the Louisiana Guarantor and the other such subsidiaries.
     The New Notes and the New Guarantees will be issued pursuant to that certain Indenture dated as of August 11, 2009 (the “Base Indenture”), by and between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by supplemental indentures dated as of August 11, 2009, September 22, 2009, November 25, 2009, February 1, 2010, March 1, 2010 and March 19, 2010 (the “Supplemental Indentures”, and the Base Indenture, as amended and supplemented by the Supplemental Indentures, the “Indenture”) by and among the Company, the subsidiary guarantors named in each such supplemental indenture and the Trustee, as contemplated by the Registration Rights Agreement dated as of September 28, 2009 by and among the Company, the subsidiary guarantors named therein and Jefferies & Company, Inc., Goldman, Sachs & Co., and Wells Fargo Securities, LLC, as the initial purchasers.
     All capitalized terms used but not defined in this opinion letter shall have the meanings assigned to such terms in the Indenture.

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Inverness Medical Innovations, Inc.
Foley Hoag LLP
April 16, 2010

1. Documents Reviewed
     In connection with this opinion letter, we have examined executed originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, the following:
     1.1 the Indenture;
     1.2 the Registration Statement;
     1.3 the Certificate of Good Standing of the Louisiana Guarantor issued by the Louisiana Secretary of State dated March 19, 2010 (the “Good Standing Certificate”);
     1.4 the certified copy of the Articles of Incorporation of the Louisiana Guarantor, as amended to the date hereof (the “Articles”);
     1.5 the Amended and Restated Bylaws of the Louisiana Guarantor (formerly known as Laboratory Specialists, Inc.), as amended to the date hereof (the “Bylaws”); and
     1.6 the Unanimous Consent of the Board of Directors of the Louisiana Guarantor, adopted on February 26, 2010, in connection with the authorization and approval of the execution, delivery and performance by the Louisiana Guarantor of the Supplemental Indentures and its New Guarantee provided pursuant thereto and all other documents related thereto.
     Items 1.1 and 1.2 are hereinafter collectively referred to as the “Documents”.
     We have also examined originals, or copies certified or otherwise identified to our satisfaction as originals, of such agreements, documents, certificates, consents, corporate consents and statements of public officials and corporate officers and representatives and have made such investigations as we have deemed relevant and necessary in order to render the opinions contained herein. As to any facts material to our opinion, we have relied upon factual representations made in or pursuant to the Documents and the documents referred to therein by the various parties thereto, and, in addition, we have, when relevant facts were not independently established by us, relied, to the extent we deemed such reliance proper, upon a certificate or certificates or other written or oral advice of an official, officer, authorized representative or member of the particular governmental authority, corporation, firm or other person or entity concerned.
2. Assumptions
     In our examination, we have assumed, with your permission and without independent verification:
     2.1 the genuineness of all signatures on each of the documents examined by us;

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Inverness Medical Innovations, Inc.
Foley Hoag LLP
April 16, 2010

     2.2 the legal capacity as natural persons of all natural persons who have signed documents examined by us;
     2.3 the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of all such copies;
     2.4 that each party to the Documents, other than the Louisiana Guarantor, is in good standing under its jurisdiction of organization and has all requisite power and authority to enter into and perform its respective obligations in connection with the transactions described in the Documents to which it is a party;
     2.5 that the Documents have been duly authorized, executed and delivered by all parties thereto other than the Louisiana Guarantor;
     2.6 the factual accuracy and completeness of (i) all records made available to us by the Louisiana Guarantor, (ii) all certificates submitted to us, and (iii) each of the representations and warranties made in the Documents by each of the parties thereto;
     2.7 that the Documents accurately reflect the complete understanding of the parties with respect to the transactions contemplated thereby and the rights and obligations of the parties thereunder, and that there are no agreements or understandings, written or oral, between or among any of the parties to the Documents that would modify or amend the terms thereof; and
     2.8 that there has been no material mutual mistake of fact or misunderstanding, or fraud, duress or undue influence, in connection with the negotiation, execution, delivery or performance of the Documents.
3. Opinions
     Based upon and subject to the foregoing and to the other qualifications and limitations stated herein, we are of the opinion that:
     3.1 The Louisiana Guarantor is a corporation validly existing and in good standing under the laws of the State of Louisiana and had the requisite corporate power and authority to enter into, to execute and deliver the Supplemental Indentures to which it is a party at the time of such execution and delivery and had and has the requisite corporate power and authority to perform its obligations under the Indenture (including under its New Guarantee therein).
     3.2 The execution and delivery by the Louisiana Guarantor of the Supplemental Indentures to which it is a party, the performance by the Louisiana Guarantor of its obligations under the Indenture, and the New Guarantee of the Louisiana Guarantor have been duly authorized by all requisite corporate action on the part of the Louisiana Guarantor.
     3.3 The Supplemental Indentures to which the Louisiana Guarantor is a party have been duly executed and delivered by the Louisiana Guarantor.

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Inverness Medical Innovations, Inc.
Foley Hoag LLP
April 16, 2010

     3.4 The execution and delivery by the Louisiana Guarantor of the Supplemental Indentures to which it is a party and the performance by the Louisiana Guarantor of its obligations under the Indenture (including under its New Guarantee therein) do not and will not violate its Articles or Bylaws.
4. Qualifications, Exceptions and Limitations.
     The opinions expressed herein are subject to the following qualifications, exceptions and limitations:
     4.1 Our opinions and statements expressed herein are restricted to matters governed by the laws of the State of Louisiana.
     4.2 For purposes of the opinion in Section 3.1, we have relied exclusively upon the Good Standing Certificate and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificate.
     4.3 We are expressing no opinion with respect to any document other than those portions of the Indenture to which the Louisiana Guarantor is bound, and are expressing no opinion as to the validity or enforceability of any document.
     4.4 We express no opinion with respect to the accuracy, completeness or sufficiency of any information contained in any filings with the Commission or any state securities regulatory agency, including the Registration Statement.
     4.5 This opinion letter is limited to the matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.
     4.6 The opinions expressed in this opinion letter are as of the date hereof and are rendered solely in connection with the transactions contemplated herein, and we express no opinion regarding, nor do we assume any obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law, circumstances or events that may occur or become effective at a later date.
     This opinion letter is furnished to the addressees of this opinion letter in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied on for any other purpose. This opinion letter is rendered solely for the benefit of the addressees of this opinion letter and such other persons as are entitled to rely on it pursuant to the applicable provisions of the Securities Act and may not be relied upon by any other person without our written consent.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in such Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

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Inverness Medical Innovations, Inc.
Foley Hoag LLP
April 16, 2010

Very truly yours,
/s/ Jones, Walker, Waechter, Poitevent,
Carrère and Denègre, L.L.P.
Jones, Walker, Waechter, Poitevent,
Carrère and Denègre, L.L.P.

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